SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): August 10, 2004
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                             Warrantech Corporation
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             (Exact name of registrant as specified in its charter)


          Delaware                      0-13084                   13-3178732
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(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


2200 Highway 121, Suite 100, Bedford, Texas                             76021
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 (Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code: 800-544-9510
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ITEM 5.  Other Events.

         Warrantech Corporation intends to file its Annual Report on Form 10-K for the fiscal year ended March 31, 2004 within approximately two weeks. The Company delayed filing its Annual Report because it was considering the impact of a new accounting pronouncement (EITF 21) on the manner in which the Company has historically recognized revenues under service contracts administered by the Company but as to which either a dealer or retailer is the named obligor (Dealer-obligor Contracts). EITF 21 applies to such service contracts sold after June 30, 2003.

         Historically, the Company has recognized the major portion of the revenues from the Dealer-obligor Contracts upon receipt of the related cash payments and has deferred a minor portion of those revenues. The Company has taken the position that its services consist of two elements - the sale and structuring of the contracts (which accounts for the up front revenue) and the claims adjudication services (the revenue for which is amortized over the life of those services).

         The Company has sought guidance on this issue from the staff of the Office of Chief Accountant of the Securities and Exchange Commission (the "Staff"). The Company and its accountants, with the guidance of the Staff, have determined that, in order to continue to recognize income under the Dealer-obligor Contracts in the same manner as it has done historically, the Company must develop adequate evidence of the fair value of the two elements. Without this evidence, the Company would be required to recognize all of the income associated with the Dealer-Obligor Contracts over the life of the contracts. This would have the effect of deferring to later periods the substantial portion of these revenues which the Company has previously recognized up front. This would then have the further effect of substantially deferring the current year's income to future periods and may in fact cause the Company to recognize a current net loss.

         The Company and its accountants had believed that they had sufficient evidence to continue their historical treatment. However, the Staff offered its guidance that the Company's evidence to date has not been sufficient to meet the standards of EITF 21.

         While the Company believes that it will ultimately be able to assemble the necessary evidence and will continue to make efforts to obtain the necessary evidence, it will file its Annual Report following the Staff's current guidance and recognize all of the income from the Dealer-Obligor Contracts over the life of the contracts. If the Company does obtain the required evidence, it will change its financial statements for the fiscal year 2004 at the appropriate time to reflect the two elements of revenue recognition as it has done in the past. If it is not able to develop such evidence (and there is no assurance that it will be able to do so), no further change will be undertaken.

This information hereto is being furnished, and shall not be deemed to be `filed," with the SEC. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing of the registrant with the SEC,

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whether made before or after the date hereof, regardless of any general incorporation language in such filings.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                WARRANTECH CORPORATION
                                                ----------------------
                                                (Registrant)


Date: August 10, 2004                           By: /s/ RICHARD F. GAVINO
                                                    ----------------------------
                                                    Richard F. Gavino
                                                    Executive Vice President and
                                                    Chief Financial Officer

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